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                                                                  Exhibit (e)(5)

SERVICE REQUEST

                                                      AG PLATINUM CHOICE VUL (R)
--------------------------------------------------------------------------------
                                                           AMERICAN GENERAL LIFE
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
INCOME ADVANTAGE SELECT(R) - FIXED OPTION                      MFS(R) Variable Insurance Trust
    .   Division 301 - AGL Declared Fixed Interest Account         .   Division 722 - New Discovery
INCOME ADVANTAGE SELECT(R) - VARIABLE DIVISIONS                    .   Division 723 - Research
The Alger Portfolios                                           Neuberger Berman Advisers Management Trust
    .   Division 702 - Alger Capital Appreciation                  .   Division 725 - Mid Cap Growth
American Century(R) Variable Portfolios, Inc.                  Oppenheimer Variable Account Funds
    .   Division 704 - Value                                       .   Division 726 - Capital Income
American Funds Insurance Series(R)                                 .   Division 727 - Global
    .   Division 681 - Asset AllocationSM                      PIMCO Variable Insurance Trust
    .   Division 682 - Global GrowthSM                             .   Division 728 - CommodityRealReturn(R) Strategy
    .   Division 683 - GrowthSM                                    .   Division 732 - Global Bond (Unhedged)
    .   Division 684 - Growth-IncomeSM                             .   Division 729 - Real Return
    .   Division 685 - High-Income BondSM                          .   Division 730 - Short-Term
    .   Division 686 - InternationalSM                             .   Division 731 - Total Return
Anchor Series Trust                                            Seasons Series Trust
    .   Division 687 - Capital Appreciation                        .   Division 690 - Mid Cap Value
    .   Division 688 - Government and Quality Bond             SunAmerica Series Trust
Fidelity(R) Variable Insurance Products                            .   Division 737 - Balanced
    .   Division 707 - Asset Manager                           VALIC Company I
    .   Division 708 - Contrafund(R)                               .   Division 696 - Dynamic Allocation
    .   Division 709 - Equity-Income                               .   Division 691 - Emerging Economies
    .   Division 713 - Growth                                      .   Division 692 - Foreign Value
    .   Division 714 - Mid Cap                                     .   Division 738 - International Equities Index
    .   Division 689 - Money Market                                .   Division 739 - Mid Cap Index
Franklin Templeton Variable Insurance Products Trust               .   Division 741 - Nasdaq-100(R) Index
    .   Division 715 - Franklin Small Cap Value VIP                .   Division 742 - Science and Technology
    .   Division 716 - Franklin Mutual Shares VIP                  .   Division 743 - Small Cap Index
Invesco Variable Insurance Funds                                   .   Division 744 - Stock Index
    .   Division 701 - Invesco V.I. Global Real Estate         VALIC Company II
    .   Division 745 - Invesco V.I. Growth and Income              .   Division 693 - Mid Cap Value
    .   Division 700 - Invesco V.I. International Growth           .   Division 694 - Socially Responsible
Janus Aspen Series                                                 .   Division 695 - Strategic Bond
    .   Division 719 - Enterprise
    .   Division 717 - Forty
JPMorgan Insurance Trust
    .   Division 925 - Core Bond
    .   Division 721 - International Equity

AGLC107952

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
(LOGO)                                                                                        VARIABLE UNIVERSAL LIFE INSURANCE
                                                                                                                SERVICE REQUEST

                                                                                           COMPLETE AND RETURN THIS REQUEST TO:
                                                                                             Variable Universal Life Operations
AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")                                          P.O. Box 9318 . Amarillo TX 79105-9318
                                                  (800) 340-2765 or Hearing Impaired (TDD) (888) 436-5256 . Fax: (713) 620-6653

[] POLICY          1. POLICY #: _________________________ Insured: _________________________________________________________________
   IDENTIFICATION     Address: _______________________________________________________________________________ New Address (yes)(no)
COMPLETE THIS SECTION Primary Owner (If other than an insured):_____________________________________________________________________
FOR ALL REQUESTS.     Address: _______________________________________________________________________________ New Address (yes)(no)
                      Primary Owner's S.S. No. or Tax l.D. No._________________________Phone Number: (    ) ________ - _____________
                      Joint Owner (If applicable):
                      Address: _______________________________________________________________________________ New Address (yes)(no)

[] NAME CHANGE     2. Change Name Of: (Circle One) Insured    Owner    Payor   Beneficiary
Complete this section Change Name From: (First, Middle, Last)                  Change Name To: (First, Middle, Last)
if the name of one of ________________________________________________         _____________________________________________________
the Insured, Owner,   Reason for Change: (Circle One) Marriage Divorce         Correction Other (Attach copy of legal proof)
Payor or Beneficiary
has changed. (Please
note, this does not
change the Insured,
Owner, Payor or
Beneficiary
designation).

[] CHANGE IN       3. INVESTMENT DIVISION                           PREM % DED % INVESTMENT DIVISION                    PREM % DED %
   ALLOCATION
   PERCENTAGES        (301) AGL Declared Fixed Interest Account     ______ _____ MFS(R) Variable Insurance Trust        ______ _____
Use this section to   The Alger Portfolios                                       (722) New Discovery*                   ______ _____
indicate how premiums (702) Alger Capital Appreciation              ______ _____ (723) Research
or monthly deductions American Century(R) Variable Portfolios, Inc.              Neuberger Berman Advisers
are to be allocated.  (704) Value                                   ______ _____ Management Trust
Total allocation in   American Funds Insurance Series(R)                         (725) Mid Cap Growth                   ______ _____
each column must      (681) Asset AllocationSM                      ______ _____ Oppenheimer Variable Account Funds
equal 100%; whole     (682) Global GrowthSM*                        ______ _____ (726) Capital Income                   ______ _____
numbers only.         (683) GrowthSM                                ______ _____ (727) Global*                          ______ _____
                      (684) Growth-IncomeSM                         ______ _____ PIMCO Variable Insurance Trust
*If you have the      (685) High-Income BondSM                      ______ _____ (728) CommodityRealReturn(R) Strategy* ______ _____
Guaranteed Minimum    (686) InternationalSM*                        ______ _____ (732) Global Bond (Unhedged)           ______ _____
Death Benefit (GMDB)  Anchor Series Trust                                        (729) Real Return                      ______ _____
Rider there are       (687) Capital Appreciation                    ______ _____ (730) Short-Term                       ______ _____
investment            (688) Government and                                       (731) Total Return                     ______ _____
requirements for            Quality Bond                            ______ _____ Seasons Series Trust
these investment      Fidelity(R) Variable Insurance Products                    (690) Mid Cap Value                    ______ _____
options. Please refer (707) Asset Manager                           ______ _____ SunAmerica Series Trust
to the prospectus.    (708) Contrafund(R)                           ______ _____ (737) Balanced                         ______ _____
                      (709) Equity-Income                           ______ _____ VALIC Company I
                      (713) Growth                                  ______ _____ (696) Dynamic Allocation               ______ _____
                      (714) Mid Cap                                 ______ _____ (691) Emerging Economies*              ______ _____
                      (689) Money Market                            ______ _____ (692) Foreign Value*                   ______ _____
                      Franklin Templeton Variable Insurance                      (738) International Equities Index*    ______ _____
                      Products Trust                                             (739) Mid Cap Index                    ______ _____
                      (715) Franklin Small Cap Value VIP*           ______ _____ (741) Nasdaq-100(R) Index              ______ _____
                      (716) Franklin Mutual Shares VIP              ______ _____ (742) Science and Technology*          ______ _____
                      Invesco Variable Insurance Funds                           (743) Small Cap Index*                 ______ _____
                      (701) Invesco V.I. Global Real Estate*        ______ _____ (744) Stock Index                      ______ _____
                      (745) Invesco V.I.                                         VALIC Company II
                            Growth and Income                       ______ _____ (693) Mid Cap Value                    ______ _____
                      (700) Invesco V.I. International                           (694) Socially Responsible             ______ _____
                            Growth*                                 ______ _____ (695) Strategic Bond                   ______ _____
                      Janus Aspen Series                                         Other:_______________________________  ______ _____
                      (719) Enterprise                              ______ _____                                         100%   100%
                      (717) Forty                                   ______ _____
                      JPMorgan Insurance Trust
                      (925) Core Bond                               ______ _____
                      (721) International Equity*                   ______ _____
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AGLC107952                         Page 2 of 5

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
[] MODE OF PREMIUM 4. Indicate frequency and premium amount desired: $__________ Annual $__________ Semi-Annual $__________Quarterly
   PAYMENT/BILLING
   METHOD CHANGE
Use this section to                                                  $__________ Monthly (Bank Draft Only)
change the billing
frequency and/or      Indicate billing method desired: _____ Direct Bill _____ Pre-Authorized Bank Draft
method of premium                                                              (attach a Bank Draft Authorization Form and
payment. Note,                                                                 "Void" Check)
however, that AGL
will not bill you on
a direct monthly      Start Date: ______/ ______/_______
basis. Refer to your
policy and its
related prospectus
for further
information
concerning minimum
premiums and billing
options.

[] LOST POLICY     5. I/we hereby certify that the policy of insurance for the listed policy has been ______ LOST ______ DESTROYED
   CERTIFICATE        ______ OTHER.
Complete this section Unless I/we have directed cancellation of the policy, I/we request that a:
if applying for a            ______Certificate of Insurance at no charge
Certificate of               ______Full duplicate policy at a charge of $25
Insurance or          be issued to me/us. If the original policy is located, I/we will return the Certificate or duplicate policy to
duplicate policy to   AGL for cancellation.
replace a lost or     Day of the month for transfers____________ (Choose a day of the month between 1-28)
misplaced policy. If  Frequency of transfers: ______ Monthly ______ Quarterl ______ Semi-Annually ______ Annually
a full duplicate      DCA to be made from the following investment option: ______________________________________
policy is being       Transfer: $ __________________________ ($100 minimum, whole dollars only)
requested, a check or
money order for $25
payable to AGL must
be submitted with
this request.

[] DOLLAR COST     6. (301) AGL Declared Fixed Interest Account     $__________   MFS(R) Variable Insurance Trust
   AVERAGING (DCA)    The Alger Portfolios                                        (722) New Discovery                    $__________
   ($5,000 MINIMUM    (702) Alger Capital Appreciation              $__________   (723) Research                         $__________
   BEGINNING          American Century(R) Variable Portfolios, Inc.               Neuberger Berman Advisers
   ACCUMULATION       (704) Value                                   $__________   Management Trust
   VALUE)             American Funds Insurance Series(R)                          (725) Mid Cap Growth                   $__________
An amount can be      (681) Asset AllocationSM                      $__________   Oppenheimer Variable Account Funds
systematically        (682) Global GrowthSM                         $__________   (726) Capital Income                   $__________
transferred from any  (683) GrowthSM                                $__________   (727) Global                           $__________
one investment option (684) Growth-IncomeSM                         $__________   PIMCO Variable Insurance Trust
and directed to one   (685) High-Income BondSM                      $__________   (728) CommodityRealReturn(R) Strategy  $__________
or more of the        (686) InternationalSM                         $__________   (732) Global Bond (Unhedged)           $__________
investment options    Anchor Series Trust                                         (729) Real Return                      $__________
below. The AGL        (687) Capital Appreciation                    $__________   (730) Short-Term                       $
Declared Fixed        (688) Government and Quality Bond             $__________   (731) Total Return                     $__________
Interest Account is   Fidelity(R) Variable Insurance Products                     Seasons Series Trust
not available for     (707) Asset Manager                           $__________   (690) Mid Cap Value                    $__________
DCA. Please refer to  (708) Contrafund(R)                           $__________   SunAmerica Series Trust
the prospectus for    (709) Equity-Income                           $__________   (737) Balanced                         $__________
more information on   (713) Growth                                  $__________   VALIC Company I
the DCA option.       (714) Mid Cap                                 $__________   (696) Dynamic Allocation               $__________
NOTE: DCA is not      (689) Money Market                            $__________   (691) Emerging Economies               $__________
available if the      Franklin Templeton Variable Insurance                       (692) Foreign Value                    $__________
Automatic Rebalancing Products Trust                                              (738) International Equities Index     $__________
option or GMWB Rider  (715) Franklin Small Cap Value VIP            $__________   (739) Mid Cap Index                    $__________
have been chosen.     (716) Franklin Mutual Shares VIP              $__________   (741) Nasdaq-100(R) Index              $__________
                      Invesco Variable Insurance Funds                            (742) Science and Technology           $__________
                      (701) Invesco V.I. Global Real Estate         $__________   (743) Small Cap Index                  $__________
                      (745) Invesco V.I. Growth and Income          $__________   (744) Stock Index                      $__________
                      (700) Invesco V.I. International Growth       $__________   VALIC Company II
                      Janus Aspen Series                                          (693) Mid Cap Value                    $__________
                      (719) Enterprise                              $__________   (694) Socially Responsible             $__________
                      (717) Forty                                   $__________   (695) Strategic Bond                   $__________
                      JPMorgan Insurance Trust                                    Other:_______________________________  $__________
                      (925) Core Bond                               $__________
                      (721) International Equity                    $__________

                      _________ INITIAL HERE TO REVOKE DCA ELECTION.
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AGLC107952                         Page 3 of 5

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
[ ] AUTOMATIC                  7.  Indicate frequency: ______ Quarterly   ______ Semi-Annually   ______ Annually
    REBALANCING
                                                  (DIVISION NAME OR NUMBER)                           (DIVISION NAME OR NUMBER)
($5,000 minimum accumulation       ______% : ______________________________________ _______% :_____________________________________
value) Use this section to apply   ______% : ______________________________________ _______% :_____________________________________
for or make changes to Automatic   ______% : ______________________________________ _______% :_____________________________________
Rebalancing of the variable        ______% : ______________________________________ _______% :_____________________________________
divisions. Please refer to the     ______% : ______________________________________ _______% :_____________________________________
prospectus for more information    ______% : ______________________________________ _______% :_____________________________________
on the Automatic Rebalancing       ______% : ______________________________________ _______% :_____________________________________
Option.                            ______% : ______________________________________ _______% :_____________________________________
                                   ______% : ______________________________________ _______% :_____________________________________
Note: Automatic Rebalancing is     ______% : ______________________________________ _______% :_____________________________________
not available if the Dollar Cost   ______% : ______________________________________ _______% :_____________________________________
Averaging option has been
chosen. Automatic Rebalancing is   __________ INITIAL HERE TO REVOKE AUTOMATIC REBALANCING ELECTION.
required if the GMWB Rider has
been chosen.

[ ] AUTHORIZATION             8.   I(or we,if Joint Owners)hereby authorize AGL to act on telephone instructions or e-service
    FOR TRANSACTIONS               instructions, if elected, to transfer  values among the Variable Divisions and AGL Declared
                                   Fixed Interest Account and to change allocations for future premium payments and monthly
Complete this section if you are   deductions.
applying for or revoking current
telephone or e-service             Initial the designation you prefer:
privileges.                        ______ Policy Owner(s) ONLY -- If Joint Owners, either one acting independently.
                                   ______ Policy Owner(s) OR Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

                                   AGL and any persons  designated by this  authorization  will not be responsible  for any claim, loss or expense based upon telephone  instructions or e-service instructions received and acted on in good faith,  including  losses due to telephone  instructions or e-service  communication errors.  AGL's liability for erroneous  transfers and  allocations,  unless clearly contrary to instructions received,  will be limited to correction of the allocations on a current basis. If an  error,  objection  or other  claim  arises  due to a  telephone  instruction  or  e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction  from AGL. I understand that this  authorization is subject to the terms and provisions of my variable  universal life  insurance  policy and its related  prospectus.  This authorization  will remain in effect until my written  notice of its  revocation is received by
                                   AGL in its home office.

                                   ______ INITIAL HERE TO REVOKE TELEPHONE PRIVILEGE AUTHORIZATION.
                                   ______ INITIAL HERE TO REVOKE E-SERVICE PRIVILEGE AUTHORIZATION.

[ ] CORRECT AGE                9.  Name of Insured for whom this correction is submitted: ____________________________________

Use this section to correct the    Correct DOB: ________/________/________
age of any person covered under
this policy. Proof of the
correct date of birth must
accompany this request.

[ ] TRANSFER OF               10.                                       (DIVISION NAME OR NUMBER)       (DIVISION NAME OR NUMBER)
    ACCUMULATED
    VALUES                         Transfer $_______ or _______% from ____________________________ to ____________________________.

Use this section if you want to    Transfer $_______ or _______% from ____________________________ to ____________________________.
transfer money between
divisions. The minimum amount      Transfer $_______ or _______% from ____________________________ to ____________________________.
for transfers is $500.00.
Withdrawals from the AGL           Transfer $_______ or _______% from ____________________________ to ____________________________.
Declared Fixed Interest Account
to a Variable Division may only    Transfer $_______ or _______% from ____________________________ to ____________________________.
be made within the 60 days after
a policy anniversary. See          Transfer $_______ or _______% from ____________________________ to ____________________________.
transfer limitations outlined in
prospectus. If a transfer causes   Transfer $_______ or _______% from ____________________________ to ____________________________.
the balance in any division to
drop below $500, AGL reserves      Transfer $_______ or _______% from ____________________________ to ____________________________.
the right to transfer the
remaining balance. Amounts to be   Transfer $_______ or _______% from ____________________________ to ____________________________.
transferred should be indicated
in dollar or percentage amounts,   Transfer $_______ or _______% from ____________________________ to ____________________________.
maintaining consistency
throughout.
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AGLC107952                          Page 4 of 5

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
[ ] REQUEST  FOR              11.  _______ I request a partial surrender of $ _________or _____% of the net cash surrender value.
    PARTIAL SURRENDER/
    POLICY LOAN                    _______ I request a loan in the amount of $ ____________.

Use this section to apply for a    _______ I request the maximum loan amount available from my policy.
partial surrender from or policy
loan against policy values. For    Unless you direct otherwise below, proceeds are allocated according to the deduction allocation
detailed information concerning    percentages  in effect,  if available;  otherwise they are taken pro-rata from the AGL Declared these two options please refer to  Fixed Interest Account and Variable Divisions in use.
your policy and its related
prospectus. If applying for a      _______________________________________________________________________________________________
partial surrender, be sure to
complete the Notice of             _______________________________________________________________________________________________
Withholding section of this
Service Request in addition to     _______________________________________________________________________________________________
this section.

[ ] NOTICE OF                 12.  The taxable portion of the distribution you receive from your variable universal life insurance
    WITHHOLDING                    policy is subject to federal income tax  withholding  unless you elect not to have  withholding apply. Withholding of state income tax may also be required by your state of residence. You may
Complete this section if you have  elect not to have withholding  apply by checking the appropriate box below. If you elect not to
applied for a partial surrender    have withholding  apply to your  distribution or if you do not have enough income tax withheld,
in Section 11.                     you may be  responsible  for  payment  of  estimated  tax.  You may incur  penalties  under the estimated tax rules, if your withholding and estimated tax are not sufficient.

                                   Check one:  ______ I DO want income tax withheld from this  distribution.
                                               ______ I DO NOT want income tax withheld from this distribution.

                                   IF NO ELECTION IS MADE, WE ARE REQUIRED TO WITHHOLD FEDERAL INCOME TAX (IF APPLICABLE).

[ ] ELECTRONIC                13.  American General Life Insurance Company ("AGL") is capable of providing contract and  investment
    DELIVERY                       option  prospectuses,   supplements,   statements    of   additional information,   and reports
    CONSENT                        via e-mail.  In order  to  deliver   these  documents  via e-mail, we must obtain  your consent to this type of delivery format.
 Complete this section for
electronic delivery of documents.  This consent authorizes AGL, with respect to AGL's variable universal life insurance  policies, to deliver the following communications via e-mail:
                                        . Contract prospectuses and supplements
                                        . Investment option prospectuses and supplements
                                        . Statements of additional information
                                        . Annual and semi-annual investment option reports

                                   This  consent to  delivery  by e-mail has no  expiration  date.  You may change or cancel  your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 9318,
                                   Amarillo, TX 79105-9318,  Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                                   In order to participate in this delivery method, you must have access to the following:

                                        . Browser software, such as Microsoft Internet Explorer, or equivalent
                                        . Communication access to the Internet

                                   Should you wish to print  materials  that have been  delivered  via e-mail,  you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF  documents,  you must have Adobe Acrobat  Reader  software,  which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                                   We reserve the right to mail paper copies  instead of  providing  electronic  delivery.  In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                                   Your e-mail address will be used solely for AGL's database management  regarding the electronic delivery  of the  communications  listed  above.  Your  e-mail  address  will  not be  sold  or distributed  to third  parties.

                                   By signing this consent,  I  acknowledge  that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                                   I consent to receive electronic delivery of the documents specified above.

                                   ___________________   __________________________________________________________________________
                                    Initials of Owner        Please provide your e-mail address

[ ] AFFIRMATION/              14.  CERTIFICATION: UNDER PENALTIES OF PERJURY, I CERTIFY: (1) THAT THE NUMBER SHOWN ON THIS FORM IS
    SIGNATURE                      MY CORRECT TAXPAYER  IDENTIFICATION NUMBER AND; (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING
                                   UNDER SECTION 3406(A)(1)(C) OF THE INTERNAL REVENUE CODE.
                                   THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT
Complete this section for ALL      OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.
requests.

                                   Dated at ____________________________ this _______ day of _______________________, ____________.
                                            (City, State)

                                   X________________________________________________ X____________________________________________
                                     SIGNATURE OF OWNER                                SIGNATURE OF WITNESS

                                   X________________________________________________ X____________________________________________
                                     SIGNATURE OF JOINT OWNER                          SIGNATURE OF WITNESS

                                   X________________________________________________ X____________________________________________
                                     SIGNATURE OF ASSIGNEE                             SIGNATURE OF WITNESS

AGLC107952                         Page 5 of 5